UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 14, 2002

EXPLORE TECHNOLOGIES, INC.

(Exact Name of Registrant as specified in its charter)

Nevada	0-25553	88-0419476
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 201 - 1166 Alberni Street, Vancouver, British Columbia  V6E 3Z3

(Address of pr9incipal executive offices)

(604) 681-2276

(Issuer's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Item 1. Changes in Control of Registrant

No events to reports

Item 2. Acquisition or Disposition of Assets

On April 20, 2002, the Company entered into an agreement to acquire the Access Network Limited subsidiary of VOIP Telecom, Inc., and certain assets and liabilities of VOIP associated with Access, from Universal Commerce Limited, Inc., in exchange for the issuance of 8,000,000 shares to shareholders and owners of Access stock and an additional 4,000,000 shares to Keppel Corp. to extinguish a debt due by Access to Keppel.  All pre-conditions have now been satisfied and the acquisition was formally activated as of May 14, 2002

Item 3. Bankruptcy or Receivership

No events to report.

Item 4. Changes in Registrants Certifying Accountant

No events to report

Item 5. Other Events

No events to report

Item 6. Resignation of Registrant's Director

No events to report

Item 7. Financial Statements.

(a) Financial Statements of Businesses Acquired: Financial Statements of Access Network Limited will be provided within 75 days of the date of this Report

(b) Pro Forma Financial Information: Pro forma financial information for the combination of Access Network Limited and the Company will be provided within 75 days of the date of this Report.

Item 8

Change in Fiscal Year.

No event to report

Exhibits

Exhibit 4.1 Purchase Agreement with Access, VOIP and Universal Commerce Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPLORE TECHNOLOGIES, INC.

 /s/ Rod Jao
Rod Jao, President and Director

Date: May 14, 2002

Exhibit 4.1

PURCHASE AGREEMENT

This agreement is entered into this 20th day of April, 2002, by and between Universal Commerce, Ltd., a Turks and Caicos BWI corporation, with offices at Temple Building, Tropicana Plaza, Leeward Highway, Providenciales, Turks and Caicos, BWI (the "Seller") and Explore Technologies, Inc., a Nevada Corporation with offices at 201-1166 Alberni Street, Vancouver, BC V6E 3Z3 (the "Buyer") are the parties to this Agreement.

RECITALS

    A.    Universal Commerce Ltd. is the owner of 100% of the common stock of Access Network Limited.

    B.    Access Network Limited is a private company in the business of selling telecom related services.

    C.    Explore Technologies, Inc., is a publicly-traded Nevada corporation and is desirous of acquiring Access Network Limited.

    D.    The parties are desirous of formalizing their agreements.

NOW, THEREFORE, IN CONSIDERATION OF THEIR MUTUAL PROMISES AND COVENANTS SET FORTH HEREINAFTER, THE PARTIES AGREE AS FOLLOWS:

    1.    Purchase and Exchange:  Universal Commerce Ltd. will sell to Explore Technologies, Inc., 100% of the common stock of Access Network Limited with its ownership of telecom equipment and contracts.

    2.    Consideration:  Explore Technologies Inc. will issue shares as per Schedule "A".

    3.    Business Purpose:  The parties acknowledge that the purpose of this transaction is to provide a public vehicle to capitalize on the business plan of Access Network Limited in the telecom business both in Asia and to expand into other areas as required.

    4.    Default:  In the event any party defaults in performing any of its duties or obligations under the Purchase Agreement, the party responsible for such default shall pay all costs incurred by any other party in enforcing its rights under this Agreement or in obtaining damages for such fees, whether incurred through legal action or otherwise and whether incurred before or after judgment.

    5.    Notices:  Any notice or correspondence required or permitted to be given under this agreement may be given personally to an individual party or to an officer or registered agent or corporate party or may be given by depositing such notice or correspondence in the U.S. mail, postage prepaid, certified or registered, return receipt requested, addressed to the parties at he following addresses:

    Universal Commerce Ltd.

    Temple buildings

    Tropicana Plaza

    Leeward Highway

    Providenciales

    Turks and Caicos BWI

    Explore Technologies Inc.

    201-1166 Alberni Street

    Vancouver BC

    V6E 3Z3

Any notice given by mail shall be deemed to be delivered on the date such notice is deposited in the U.S. mail.  Any party may change its address for purposes of this Agreement by giving written notice to the other party as provided above.

    6.    Binding:  This agreement shall be binding upon the parties hereto and upon their respective heirs, representatives, successors and assigns.

    7.    Governing Law:  This Agreement shall be governed by and construed under the laws of the State of Nevada.

    8.    Authority:  The officers executing this Agreement on behalf of corporate parties represent that they have been authorized to execute this Agreement pursuant to resolutions of the Board of Directors of their respective corporations.

    9.    Signatures:    This Agreement may be signed in counterparts.

IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the day and year first written above.

UNIVERSAL COMMERCE, LTD.                           EXPLORE TECHNOLOGIES, INC.

/s/ Rod Jao                                                                        /s/ Cecil Morris

Rod Jao                                                                            Cecil Morris